EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors
Transport Corporation of America, Inc.:

We consent to the use of our report dated February 6, 2002, incorporated by reference in this Form S-8.

/s/ KPMG LLP

Minneapolis, Minnesota
June 4, 2002